Exhibit 3.298
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
POITRAS PRACTICE, LLC
          This Amended and Restated Limited Liability Company Agreement of Poitras Practice, LLC, is entered into by Utah Medco, LLC, as the sole member (the “Member”).
          WHEREAS, the Member desires to amend and restate the Limited Liability Company Agreement of Poitras Practice, LLC, effective as of November 19, 1998.
          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the Member hereby agrees as follows:
          1. Name. The name of the limited liability company shall be Poitras Practice, LLC (the “Company”).
          2. Purpose. The object and purpose of, and the nature of the business to be conducted and promoted by the Company is carrying on any lawful business, purpose or activity for which limited liability companies may be formed under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”) engaging in any and all activities necessary or incidental to the foregoing.
          3. Registered Office. The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
          4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
          5. Member and Capital Contribution. The name and the business address of the Member and the amount of cash or other property contributed or to be contributed by the Member to the capital of the Company are set forth on Schedule A attached hereto and shall be listed on the books and records of the Company. The managers of the Company shall be required to update the books and records, and the aforementioned Schedule, from time to time as necessary to accurately reflect the information therein.
          The Member shall not be required to make any additional contributions of capital to the Company, although the Member may from time to time agree to make additional capital contributions to the Company.
          6. Powers. The business and affairs of the Company shall be managed by the Member. The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Member hereby designates the following persons to serve as managers in the capacity set forth after their names, each until such person’s successor shall have been duly appointed or until such person’s earlier resignation or removal:

James M. Fleetwood, Jr.	President and Secretary
Scott L. Mercy	Chief Executive Officer
John M. Franck II	Vice President
Ronald Lee Grubbs, Jr.	Vice President
R. Milton Johnson	Vice President
          The managers of the Company shall have such authority and perform such duties in the management of the Company as may be determined by the Member or as provided herein or under the Act to one or more managers.
          7. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
          8. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.
          9. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.
          10. Resignation. The Member shall not resign from the Company (other than pursuant to a transfer of the Member’s entire limited liability company interest in the Company to a single substitute member, including pursuant to a merger agreement that provides for a substitute member pursuant to the terms of this Agreement) prior to the dissolution and winding up of the Company.
          11. Assignment and Transfer. The Member may assign or transfer in whole but not in part its limited liability company interest to a single acquiror.
          12. Admission of Substitute Member. A person who acquires the Member’s entire limited liability company interest by transfer or assignment shall be admitted to the Company as a member upon the execution of this Agreement or a counterpart of this Agreement and thereupon shall become the “Member” for purposes of this Agreement.
          13. Liability of Member and Managers. Neither the Member nor any manager shall have any liability for the obligations or liabilities of the Company except to the extent provided herein or in the Act.
          14. Indemnification. The Company shall indemnify and hold harmless each manager and the Member and its partners, shareholders, officers, directors, managers, employees, agents and representatives and the partners, shareholders, officers, directors, managers, employees, agents and representatives of such persons to the fullest extent permitted by the Act.

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          15. Certificate(s) of Interest. Interest in the Company shall be represented by certificate(s) issued by the Company, shall be deemed “securities” within the meaning of Section 8-102 of Article 8 of the Delaware Uniform Commercial Code and shall be governed by Article 8 of the Uniform Commercial Code.
          16. Amendment. This Agreement may be amended from time to time with the consent of the Member.
          17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
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          IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement on the 29th day of April, 1999.

UTAH MEDCO, LLC
By:	/s/ John M. Franck II
John M. Franck II
Vice President

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ADDENDUM
     Effective as of May 4, 1999 (the “Effective Date”), Utah Medco, LLC (“Medco”) assigned, transferred and conveyed its 100% limited liability company interest in Poitras Practice, LLC, a Delaware limited liability company (“LLC”), to Healthtrust, Inc. — The Hospital Company (“Healthtrust”), whereupon Healthtrust became the sole member of LLC. Attached hereto is a copy of the Limited Liability Company Agreement of LLC (the “Agreement”).
     The undersigned hereby agrees to be bound by all of the terms and provisions of the Agreement, and further agrees that, from and after the Effective Date, all references in the Agreement to Medco as the sole member (the “Member”) shall be deemed to be references to Healthtrust as the Member.
     IN WITNESS WHEREOF, Healthtrust has executed this Addendum on the 4th day of May, 1999.

HEALTHTRUST, INC. — THE HOSPITAL COMPANY
By	/s/ John M. Franck II
John M. Franck II
Vice President

ADDENDUM
     Effective as of May 11, 1999 (the “Effective Date”), Healthtrust, Inc. — The Hospital Company (“Healthtrust”) assigned, transferred and conveyed its 100% limited liability company interest in Poitras Practice, LLC, a Delaware limited liability company (“LLC”), to LifePoint Hospitals, Inc. (“LifePoint Inc.”), whereupon LifePoint Inc. became the sole member of LLC. Attached hereto is a copy of the Limited Liability Company Agreement of LLC (the “Agreement”).
     The undersigned hereby agrees to be bound by all of the terms and provisions of the Agreement, and further agrees that, from and after the Effective Date, all references in the Agreement to Healthtrust as the sole member (the “Member”) shall be deemed to be references to LifePoint Inc. as the Member.
     IN WITNESS WHEREOF, LifePoint Inc. has executed this Addendum on the 11th day of May, 1999.

LIFEPOINT HOSPITALS, INC.
By	/s/ R. Milton Johnson
R. Milton Johnson
Vice President

ADDENDUM
     Effective as of May 11, 1999 (the “Effective Date”), LifePoint Hospitals, Inc. (“LifePoint Inc.”) assigned, transferred and conveyed its 100% limited liability company interest in Poitras Practice, LLC, a Delaware limited liability company (“LLC”), to LifePoint Hospitals Holdings, Inc. (“Holdings Inc.”), whereupon Holdings Inc. became the sole member of LLC. Attached hereto is a copy of the Limited Liability Company Agreement of LLC (the “Agreement”).
     The undersigned hereby agrees to be bound by all of the terms and provisions of the Agreement, and further agrees that, from and after the Effective Date, all references in the Agreement to LifePoint Inc. as the sole member (the “Member”) shall be deemed to be references to Holdings Inc. as the Member.
     IN WITNESS WHEREOF, Holdings Inc. has executed this Addendum on the 11th day of May, 1999.

LIFEPOINT HOSPITALS HOLDINGS, INC.
By	/s/ R. Milton Johnson
R. Milton Johnson
Vice President

ADDENDUM
     Effective as of April 12, 1999 (the “Merger Date”), Healthcare of Central Utah, Inc. (“Healthcare”) merged with and into Central Utah Merger Corp. (“Central”), whereupon Central became the sole member of Poitras Practice, LLC, a Delaware limited liability company (“LLC”). Attached hereto is a copy of the Limited Liability Company Agreement of LLC (the “Agreement”).
     The undersigned hereby agrees to be bound by all of the terms and provisions of the Agreement, and further agrees that, from and after the Merger Date, all references in the Agreement to Healthcare as the sole member (the “Member”) shall be deemed to be references to Central as the Member.
     IN WITNESS WHEREOF, Central has executed this Addendum on the 12th day of April, 1999.

CENTRAL UTAH MERGER CORP.

By	/s/ John M. Franck II
John M. Franck II
Vice President

ADDENDUM
     Effective as of April 19, 1999 (the “Merger Date”), Central Utah Merger Corp. (“Central”) merged with and into Utah Medco, LLC (“Utah”), whereupon Utah became the sole member of Poitras Practice, LLC, a Delaware limited liability company (“LLC”). Attached hereto is a copy of the Limited Liability Company Agreement of LLC (the “Agreement”).
     The undersigned hereby agrees to be bound by all of the terms and provisions of the Agreement, and further agrees that, from and after the Merger Date, all references in the Agreement to Central as the sole member (the “Member”) shall be deemed to be references to Utah as the Member.
     IN WITNESS WHEREOF, Utah has executed this Addendum on the 19th day of April, 1999.

UTAH MEDCO, LLC

By	/s/ John M. Franck II
John M. Franck II
Vice President